                                                                   EXHIBIT 10.57

                                                          , 1998

PNC Bank, National Association
1600 Market Street, 30th Floor
Philadelphia, PA 19103
Attention: Corporate Trust Department

Ladies and Gentlemen:

    CapRock Communications Corp. (the "Company") is making an offer to exchange up to $150,000,000 in principal amount of its registered 12% Senior Subordinated Notes due 2008 (the "New Notes") for $150,000,000 in principal amount of its outstanding unregistered 12% Senior Subordinated Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions set forth in the
Prospectus dated October   , 1998 (the "Prospectus") and in the related Letter
of Transmittal (the "Letter of Transmittal"). The Old Notes were issued and the New Notes will be issued pursuant to the Indenture (the "Indenture") dated as of July 16, 1998 by and among the Company, CapRock Telecommunications Corp., CapRock Fiber Network, Ltd., IWL Communications, Incorporated, and PNC Bank, National Association, as trustee (the "Trustee"), registrar (the "Registrar") and paying agent (the "Paying Agent"). The issuance of the New Notes has been registered pursuant to a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The offer to exchange New Notes for Old Notes pursuant to the Prospectus and the Letter of Transmittal is referred to herein as the "Exchange Offer." Attached hereto as exhibits are the following:

       Exhibit 1. The Prospectus;

       Exhibit 2. The Form of the Letter of Transmittal;

       Exhibit 3. The Form of the Notice of Guaranteed Delivery; and

       Exhibit 4. The Form of New Note.

    The Exchange Offer will commence on October   , 1998 (the "Commencement
Date"), and will expire at 5:00 p.m., New York City time, on            , 1998,
unless extended by the Company as provided in the Exchange Offer (the date on which the Exchange Offer (including as it may be extended) expires is herein referred to as the "Expiration Date"). The Company will notify you in writing on the day of any extension of the Exchange Offer.

    The Company hereby appoints you, and you hereby agree, to act as the exchange agent (the "Exchange Agent") in connection with the Exchange Offer. In that capacity, you will, on behalf of the Company, receive Old Notes tendered and deliver New Notes in exchange therefor pursuant to this Agreement and the Letter of Transmittal. The parties hereto acknowledge that the Old Notes and the New Notes may be held in book-entry form as well as in certificated form and that all references to the tender, delivery or exchange of Old Notes for New Notes shall be deemed to include book-entry procedures. In carrying out your duties as the Exchange Agent in connection with the Exchange Offer, you and the Company agree as follows:

    1. You will make a request to establish an account with respect to the Old Notes at the Depository Trust Company ("DTC") within two business days after the date of this Agreement. You agree that any financial institution that is a participant in DTC's systems may make book-entry delivery of Old Notes in accordance with DTC's Automated Tender Offer Program ("ATOP").
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PNC Bank, National Association
          , 1998
Page 2

    2. On the Commencement Date, you will send by first class mail to each holder of Old Notes, at the address of such holder shown on the register maintained by you as Registrar under the Indenture, for use by that holder in forwarding and tendering the Old Notes to you as Exchange Agent, one copy of each of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery, along with a return envelope addressed to you as Exchange Agent. Upon request of any holder of Old Notes, you are hereby authorized and directed to issue and mail additional copies of the foregoing documents to that holder of Old Notes or to the persons that such holder may direct.

    3. You will examine each Letter of Transmittal, certificate evidencing Old Notes, and Notice of Guaranteed Delivery and each of the other documents mailed or otherwise delivered to you in connection with tenders of Old Notes (collectively, the "Tender Instruments") to ascertain whether each Letter of Transmittal or Notice of Guaranteed Delivery has been properly completed and duly executed and whether the certificates evidencing Old Notes accompanying the Letter of Transmittal or received pursuant to a Notice of Guaranteed Delivery are in proper form for transfer, in each case, in accordance with the instructions set forth in the Letter of Transmittal. Final determination of all questions as to the validity, form, eligibility and acceptance for exchange of any tender of Old Notes shall be made by the Company, in its sole discretion, and that determination shall be final and binding. The Company has reserved in the Exchange Offer the absolute right to reject any or all tenders of Old Notes determined by it not to be timely or in proper form or the acceptance of or exchange for which may, in the opinion of the Company's counsel, be unlawful and to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of the Old Notes, and the Company's interpretation of the terms and conditions of the Exchange Offer will be final. The Company promptly shall notify you, in writing, of any such rejection or waiver.

    4. Subject to the provisions of Paragraph 3 hereof concerning the Company's ability to waive defects in the tender, Old Notes must be tendered only in accordance with the terms and conditions set forth in the Letter of Transmittal and the section of the Prospectus under the caption "The Exchange Offer."

        (a) Exchange of New Notes for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer shall be made only if,

            (i) you receive on or prior to the Expiration Date (A) certificates for such Old Notes and (B) a properly completed and duly executed Letter of Transmittal (or facsimile thereto) relating thereto; or

            (ii) you receive on or prior to the Expiration Date electronic instructions tendering the Old Notes through the ATOP system that contain the character by which the participant at DTC acknowledges its receipt of and agrees to be bound by the Letter of Transmittal; or

           (iii) you receive (A) a Notice of Guaranteed Delivery relating to such Old Notes from an Eligible Institution (as defined in the Prospectus) on or prior to the Expiration Date and (B) certificates for such Old Notes and a properly completed and duly executed Letter of Transmittal (or facsimile thereto relating thereto at or prior to 5:00 p.m., New York City time, on or before the third New York Stock Exchange (the "NYSE") trading day after the date of execution of that Notice of Guaranteed Delivery.

        (b) Exchange shall be made only if a final determination of the adequacy of the items received, as provided in Paragraph 3 hereof, has been made by the Company and you receive written notice from the Company that the conditions of the Exchange Offer have been satisfied or waived.

        (c) You are authorized to take such actions as may be necessary and appropriate to correct any irregularities or deficiencies associated with any tender not in proper order and to follow the
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PNC Bank, National Association
          , 1998
Page 3

    instructions of the Company with respect to the waiver of any irregularities or deficiencies associated with any tender.

    5. A tendering holder of Old Notes may withdraw Old Notes tendered prior to the Expiration Date as set forth in the Prospectus, in which event you shall, as promptly as possible after notification of that withdrawal, return such Old Notes to, or in accordance with the instructions of, that holder of Old Notes, and such Old Notes shall thereafter be deemed not to have been validly tendered. All questions as to the form and validity (including time of receipt) of notices of withdrawal shall be determined by the Company, in its sole discretion, whose determination shall be final and binding.

    6. Once each week, on the day of the week fixed by notice to you from the Company, and once each day on the Expiration Date and the four business days immediately preceding the Expiration Date, you shall advise by telephone and promptly thereafter confirm in writing to Kevin W. McAleer (telephone: (972) 982-9515; facsimile: (972) 982-9528) at the Company and A. Michael Hainsfurther (telephone: (214) 855-7567; facsimile: (214) 978-4356) at Munsch Hardt Kopf Harr & Dinan, P.C. (or such other person or persons who may be designated by the Company in writing) as to the information on the attached EXHIBIT A. You shall also provide the aforementioned persons (or any other persons identified to you by the aforementioned persons), with such other information as any of them may reasonably request.

    7. You shall record as to the date and time of receipt and preserve as permanent records each Letter of Transmittal, Notice of Guaranteed Delivery, and withdrawn tender of Old Notes and each facsimile transmission submitted in lieu thereof pursuant to the Letter of Transmittal and the section of the Prospectus under the caption "The Exchange Offer," until you are otherwise instructed in writing by the Company. You shall match submitted Notices of Guaranteed Delivery with Old Notes tendered pursuant thereto, although you shall have no duty to enforce any Notices of Guaranteed Delivery.

    8. You shall follow and act upon any written amendments, modifications or supplements to these instructions to which you agree in writing, and upon any further instructions in connection with the Exchange Offer, any of which may be given to you by the Company or those persons as it may authorize in writing.

    9. As soon as practicable after the Expiration Date, the Company shall notify you in writing of the tendered Old Notes, if any, which have been accepted for exchange (the "Acceptance Notice"), and that written notification shall be irrevocable. On the date specified by the Company for delivery of the New Notes (the "Closing Date"), you shall deliver New Notes for such tendered Old Notes on behalf of the Company. You shall thereupon mark "Canceled" the certificates representing tendered Old Notes accepted for exchange and retain such Old Notes as Registrar under the Indenture. Upon completion of the issuance of New Notes, you will promptly provide to the Company upon the written request or the Company (i) a list, certified by an authorized signatory, of the Old Notes that have been canceled in accordance herewith, (ii) a list, certified by an authorized signatory, of the New Notes that have been issued and (iii) a list, certified by an authorized signatory, of the Old Notes not tendered for exchange or tendered and withdrawn, each list to include the name and address of the former or current holder, as applicable, and the principal amount of each Old Note or New Note, as applicable.

    10. If, pursuant to the provisions of the instructions to the Letter of Transmittal, less than the entire principal amount evidenced by any certificate delivered to you is to be tendered, you shall, promptly after the Expiration Date, and after receipt of the Acceptance Notice provided in Paragraph 9 with respect to the tendered portion, return or cause to be returned a new certificate evidencing the untendered remainder of the principal amount of the Old Note that was evidenced by the certificate to, or in accordance with the instructions of, the tendering holder of the Old Note.
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PNC Bank, National Association
          , 1998
Page 4

    11. If, pursuant to the terms of the Exchange Offer, the Company does not accept for exchange all or any part of the tendered Old Notes, or Old Notes are tendered but withdrawn in the manner provided in the Exchange Offer, you shall promptly return to, or in accordance with the instructions of, each tendering holder of such Old Notes the certificates evidencing the principal amount of Old Notes not exchanged or, to the extent required, submit to the Company (through the Registrar) for reissuance to, or in accordance with the instructions of, each tendering holder of Old Notes certificates evidencing the principal amount of Old Notes not tendered or exchanged, which certificates shall be returned to you for disposition, together with a letter of notice provided by the Company, explaining why the tendered Old Notes are being returned.

    12. Certificates evidencing the New Notes as well as certificates evidencing principal amounts of Old Notes not exchanged shall be forwarded in accordance with Paragraphs 9, 10 or 11 hereof, as the case may be, by (a) first-class mail under an existing insurance policy protecting you and the Company from loss or liability arising out of the non-receipt or non-delivery of such certificates or
(b) by registered mail insured separately for the replacement value of such certificates.

    13. Upon request of any person, you shall furnish copies of the Prospectus, and supplements thereto, the Letter of Transmittal, Notice of Guaranteed Delivery and other materials referred to in the Prospectus as being available to holders of Old Notes. The Company will supply you promptly with copies of those documents upon your request.

    14. As Exchange Agent you:

        (a) shall have no duties or obligations other than those specifically set forth herein or as subsequently may be requested by the Company in writing and agreed to in writing by you, and no implied duties or obligations shall be read into this Agreement against you;

        (b) will be regarded as making no representations and having no responsibilities as to the validity, accuracy, sufficiency, value or genuineness of (i) any certificates evidencing Old Notes deposited with you pursuant to the Exchange Offer and (ii) any signatures or endorsements, other than your own;

        (c) shall not be required to make any representation or have any responsibility as to the validity, sufficiency, value or genuineness of the Exchange Offer or the New Notes;

        (d) shall not be required to initiate any legal action hereunder that might in your judgment involve any expense or liability to you, except upon written instructions of the Company and then only if you have been furnished by the Company with such indemnity as shall be reasonably satisfactory to you;

        (e) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telex, telegram, facsimile transmission or other document delivered to you and reasonably believed by you to be genuine and to have been signed by the proper party or parties;

        (f) may rely on and shall be protected in acting upon written or oral instructions from the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Secretary of the Company (each, an "Authorized Officer"), or such other person or persons as may be designated by the Company in writing, with respect to any matter relating to your actions as Exchange Agent specifically covered by this Agreement or supplementing or qualifying any such actions;

        (g) may consult with counsel satisfactory to you (including counsel for the Company) and the advice or opinion of that counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with the advice or opinion of that counsel;
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PNC Bank, National Association
          , 1998
Page 5

        (h) shall not at any time advise or be called upon to advise any person as to the wisdom of making any tender pursuant to the Exchange Offer, the market value or decline or appreciation in market value of the Old Notes or the New Notes, or any other financial or legal aspect of The Exchange Offer or any transaction related thereto;

        (i) shall be entitled, in the event that conflicting claims are made, or threatened, against you with respect to the Exchange Offer, to institute an interpleader action in any court of competent jurisdiction requesting that court to resolve the conflicting claims; and

        (j) shall be entitled to receive from the Company the fees set forth in EXHIBIT B hereto, together with the expenses incurred by you in connection with your service as Exchange Agent.

    15. You hereby agree that all securities, money, assets and property (collectively, the "Property") deposited with or received by you as Exchange Agent constitute a special, segregated account, held solely for the benefit of the Company and holders of Old Notes tendering Old Notes, as their interests may appear, and the Property shall not be commingled with the securities, money, assets or property of you or any other person or entity,

    16. The Company covenants and agrees to indemnify and to hold you harmless against any and all costs, expenses (including reasonable fees and expenses of your legal counsel), losses or damages which may be paid, incurred or suffered by you or to which you may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from your actions or inactions as Exchange Agent pursuant hereto; PROVIDED that such covenant and agreement does not extend to, and you shall not be indemnified and held harmless with respect to, such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your gross negligence, bad faith, or willful misconduct in connection with your obligations hereunder.

    17. All reports, notices and other communications required or permitted hereunder (other than the telephonic advice required by Paragraph 6) shall be in writing (unless otherwise provided herein) and shall be deemed given when delivered by hand, telegram, telex, facsimile transmission or first-class mail, postage prepaid, as follows:

           To the Exchange Agent:
           PNC Bank, National Association
           1600 Market St., 30th Floor
           Philadelphia, PA 19103
           Attn: Stephen Schaaf,
           Corporate Trust Department
           Telephone: 215-585-3848
           Facsimile: 215-585-8872

           To the Company:
           CapRock Communications Corp.
           Two Galleria Tower
           13455 Noel Road, Suite 1925
           Dallas, TX 75240
           Attn: Mr. Kevin W. McAleer
           Telephone: (972) 982-9500
           Facsimile: (972) 788-4243
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PNC Bank, National Association
          , 1998
Page 6

           With copy to:
           A. Michael Hainsfurther, Esq.
           Munsch Hardt Kopf Harr & Dinan, P.C.
           4000 Fountain Place
           1445 Ross Avenue
           Dallas, TX 75202
           Telephone: (214) 855-7567
           Facsimile: (214) 978-4356

    18. This Agreement and your appointment as Exchange Agent hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and shall inure to the benefit of, and the obligation created hereby shall be binding upon, the successors and assigns of each of the parties hereto; PROVIDED, HOWEVER, that no assignment by the Company shall affect the Exchange Agent's rights under Paragraph 16 hereof. This Agreement may not be assigned by you without prior written consent of the Company.

    19. Any corporation into which the Exchange Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Exchange Agent shall be a party, or any corporation to which the Exchange Agent may transfer all or substantially all of its corporate trust business, shall be the successor Exchange Agent hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

    20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but which together shall constitute one and the same agreement. This Agreement may only be amended, modified or supplemented in writing signed by all parties hereto.

    21. Upon the first to occur of (a) the completion of your duties hereunder or (b) March 31, 1999, your designation as Exchange Agent and your obligations hereunder will terminate at the close of business on said date. The provisions of Paragraph 16 shall survive the termination of this Agreement and shall continue in full force and effect.

    Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

                                               CAPROCK COMMUNICATIONS CORP.

                                          --------------------------------------

                                                                             By:
                                          --------------------------------------

                                                     Kevin W. McAleer
                                                 Chief Financial Officer

Accepted as of            , 1998 PNC Bank, National Association
as Exchange Agent

By:
------------------------------------------

Name: Stephen Schaaf
Title: Vice President

                                   EXHIBIT A
                              SAMPLE REPORT LETTER

                                                                           DATE:

                 ---------------------------------------------------------------

                                                                  REPORT NUMBER:

                              --------------------------------------------------

                                                                     AS OF DATE:

                        --------------------------------------------------------

RE: Offer of CapRock Communications Corp. to Exchange 12% Senior Subordinated Notes Due 2008 of the Company ("New Notes") for Outstanding 12% Senior Subordinated Notes Due 2008 of the Company ("Old Notes")

Ladies and Gentlemen:

    As Exchange Agent for the Exchange Offer (as described in the Company's
Prospectus dated as of October   , 1998), we hereby render the following report:

Principal amount of Old Notes previously received: _____________________________

Principal amount of Old Notes received today: __________________________________

Total principal amount of Old Notes received to date: __________________________

                                          Very truly yours,
                                          PNC Bank, National Association,
                                          as Exchange Agent

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                   EXHIBIT B
                                  FEE SCHEDULE

CapRock Communications Corp.
Two Galleria Tower
13455 Noel Road, Suite 1925
Dallas, TX 75240
Attn: Mr. Kevin W. McAleer

RE: CapRock Communications Corp. proposed $150,000,000 12% Senior Subordinated
    Notes due 2008 Registered Exchange Offering (A/C #350031078296)

DATE                            DESCRIPTION                     AMOUNT
------------------------------  ------------------------------  ------------------------------
September   , 1998              Exchange Agent Fee              $4,500.00
                                Pay This Amount                 $4,500.00

    Kindly return "copy" of this invoice with remittance (retaining original for your file) to, PNC Bank, National Association, Corporate Trust, 1600 Market Street, 30th Floor, Philadelphia, PA 19103, Attn: Stephen Schaaf

    To make payment by wire transfer, the following information is necessary:
ABA# 031000053, Telegraph Name - PNC BANK-PHIL, account to be credited 85-1102-6217, advise by phone to Stephen Schaaf at (215) 585-3848.

                                   EXHIBIT 1
                                 THE PROSPECTUS

                                   EXHIBIT 2
                         FORM OF LETTER OF TRANSMITTAL

                                   EXHIBIT 3
                   FORM OF THE NOTICE OF GUARANTEED DELIVERY

                                   EXHIBIT 4
                                FORM OF NEW NOTE